OSL ANNOUNCES INTENT TO ENTER INTO MANAGEMENT SERVICES CONTRACT AND FUTURE EQUITY PURCHASE OPTION WITH MEDICAL MARIJUANA FIRM PACIFIC RETAIL

YARDLEY, PA, July 14, 2015 /PRNewswire/ – OSL Holdings Inc. (OTCQB: OSLH) (“OSL” or the “Company”), a socially conscious business dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce, announced today that it has signed a letter of intent (the “LOI”), subject to and in accordance with the terms of a definitive agreement, with California medical marijuana firm Pacific Retail, LLC (“Pacific Retail”) for OSL to provide a broad suite of management services for Pacific Retail’s cultivation and dispensary business. The LOI also includes an option for OSL to purchase equity of Pacific Retail once federal prohibition of cannabis is repealed.

The services to be provided by OSL will include all management activities necessary for day-to-day administration of Pacific Retail’s Los Angeles-based operations. OSL will handle cash and payment processing for Pacific Retail and will take over marketing, sales, and business development as well.

OSL’s Chief Corporate Development Officer, Steve Gormley said:

“OSL has a long-term business strategy preparing for what we believe will be the eventual complete federal repeal of prohibition of cannabis. We are building strong businesses in the current regulatory environment, while at the same time setting ourselves up to be in a position to truly capitalize on the market when such a repeal happens. Today’s news is a reflection of that long-term strategy for OSL.

Bob Rothenberg, OSL’s CEO said:

“OSL is working with partners to bring solid business and compliance practices to this sector, in order to achieve better performance and larger margins. We’re thrilled about the implications of OSL’s future business with Pacific Retail.”

About OSL

OSL Holdings Inc. OSLH is a socially conscious business dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce. We seek to serve affluent, liberal and libertarian consumer groups, a constituency that we believe responds to cause marketing and activism through two distinct business units: Equality Rewards, a technology platform delivering consumer rewards programs; and, OSL Medical Services, a management and services division dedicated to delivering services to legal medical marijuana businesses. We are a development and technology company specializing in affluent, liberal markets with high disposal income. The Company intends to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy.

The Company’s filings with the SEC are available at www.sec.gov.

For more information, please visit the Company’s website at www.oslholdings.com.

Forward-Looking Statements — Safe Harbor

This press release contains forward-looking statements. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These statements include, but are not limited to, our expectations concerning our expectations concerning Go Green’s revenue growth, the market and growth rate for medical marijuana cultivators, and our ability to provide support services to marijuana growers, our expectations concerning our ability to launch our planned on-line marketing platform and our expectations for vendor acceptance and potential revenues from the planned operation of this website, ability to obtain financing and complete the acquisition of future real estate projects, our ability to raise capital and our expectations concerning the contributions of our social advisory board and our expectations concerning future legislation.

By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.